Exhibit 4.1

SEE LEGENDS ON REVERSE SIDE OF CERTIFICATE

Number		Shares
*0*	Incorporated Under the Laws of the Commonwealth of Massachusetts on March 1, 2016	*0*

HarborOne Bancorp, Inc. Common Stock Par Value $0.01

THIS CERTIFIES THAT **SPECIMEN** is the record holder of Zero (0) Shares of the Common Stock, Par Value $0.01, of HARBORONE BANCORP, INC. transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon the holders thereof as established by the Certificate of Incorporation, and the number of shares constituting each series and the designations thereof, may be obtained by any stockholder upon request and without charge at the principal office of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this        day of                    20   .

President	Secretary

THE CAPITAL STOCK EVIDENCED HEREBY IS NOT AN ACCOUNT OF AN INSURABLE TYPE AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE GOVERNMENTAL AGENCY.

The following  abbreviations when used in the inscription of the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-		Custodian
					(Cust)		(Minor)

TEN ENT	-	as tenants by the entireties
Under Uniform Gifts to Minors Act

JT TEN	-	as joint tenants with right
of survivorship and not as
tenants in common
(State)

Additional abbreviates may also be used through not in the above list

For value Received,                                  hereby sell, assign and transfer unto                                  Shares of the Common Stock of the within named Corporation, represented by the within Certificate and do hereby irrevocably constitute and appoint                             Attorney to transfer the said shares of said Common Stock on the books of the said Corporation, pursuant to the provisions of the By-Laws thereof, with full powers of substitution in the premises.

Dated:                     A.D.

In Presence of:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE SHAREHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICLAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.